Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment") is entered into as of December 3, 2014, by and among Wells Fargo BANK, National association, a national banking association, as administrative agent ("Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, and PROS, INC., a Delaware corporation ("Borrower").
WHEREAS, Borrower, Agent, and Lenders are party to that certain Credit Agreement dated as of July 2, 2012 (as has been, and may hereafter be, amended, restated, modified or supplemented from time to time, the "Credit Agreement"); and
WHEREAS, Borrower has requested that Agent and Lenders amend the Credit Agreement in certain respects as set forth herein, and Agent and Lenders have agreed to the foregoing, on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement as amended hereby.
2.Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a)Section 6.7 of the Credit Agreement is hereby amended to replace the first paragraph thereof in its entirety with the following:

6.7    Restricted Payments. Borrower will not, and will not permit Parent or any other Subsidiary of Parent to make any Restricted Payment; provided, that, so long as it is permitted by law, and so long as (i)  except with respect to clauses (d), (f), (g), (h), (i), and (j) below, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) except with respect to clauses (d), (f), (g), (h), (i), and (j) below, Liquidity equals or exceeds $15,000,000 (and, with respect to clause (e) below, Liquidity equals or exceeds $20,000,000) after giving effect to the making of such Restricted Payment, (iii) except with respect to clauses (f), (g), (h), (i), and (j) below, Parent and its Subsidiaries would have been in compliance with the financial covenants in Section 7 for the 12 month period ended immediately prior to the date of such proposed Restricted Payment as if a Financial Covenant Period was in effect, (iv) with respect to clause (f) below, no Default or Event of Default pursuant to Sections 8.4 and 8.5 shall have occurred and be continuing or would result therefrom, and (v) with respect to clause (g) below, no Default or Event of Default pursuant to Sections 8.1, 8.2(a)(iii), 8.4, and 8.5 shall have occurred and be continuing or would result therefrom:

(b)Section 6.7 of the Credit Agreement is further amended to (1) delete the "and" at the end of clause (d) thereof, (2) replace the period at the end of clause (e) thereof with a semicolon, and (3) insert the following new clauses (f), (g), (h), (i), and (j) immediately after clause (e) thereof:

(f)    Borrower may make cash distributions to Parent in amounts necessary for Parent to reasonably concurrently make, and Parent may make cash interest payments when and as required by the terms of the Senior Notes Debt and the Senior Notes Documents;
(g)    Borrower may make cash distributions to Parent in amounts necessary for Parent to reasonably concurrently make, and Parent may make, payments of principal or cash settlement payments as required by the terms of the Senior Notes Debt and the Senior Notes Documents, in each case upon conversion of the Senior Notes Debt;
(h)    Borrower may make cash distributions to Parent in amounts necessary for Parent to reasonably concurrently make, and Parent may make, payments of principal on the Senior Notes Debt as required by the terms of the Senior Notes Debt and the Senior Notes Documents, upon acceleration, required repurchase, or at maturity of such Senior Notes Debt;
(i)    Borrower may make cash distributions to Parent in amounts necessary for Parent to reasonably concurrently make, and Parent may make, cash payments when and as required by the terms of the Convertible Bond Hedge Transactions, the Convertible Bond Hedge Documents; the Warrant Transactions, and the Warrant Transaction Documents; and
(j)    Parent may make payments of premium under the Convertible Bond Hedge Transactions; provided, that such payments are funded in their entirety by proceeds received by Parent pursuant to the Senior Notes Documents and the Warrant Transaction Documents.
(c)Section 6.12 of the Credit Agreement is amended and restated in its entirety as follows:

6.12.    Limitation on Issuance of Equity Interests.  Except for the issuance or sale of Qualified Equity Interests, the Senior Notes Debt and the Warrant Transactions by Parent, Borrower will not, and will not permit Parent or any other Subsidiary of Parent to issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests.
(d)Section 6.13 of the Credit Agreement is amended and restated in its entirety as follows:

6.13.    Parent as a Holding Company. Borrower will not permit Parent to incur any liabilities (other than liabilities arising under the Senior Notes Documents, the Convertible Bond Hedge Documents, the Warrant Transaction Documents and the Loan Documents to which it is a party), own or acquire any assets (other than (i) the Equity Interests the Borrower or of any Loan Party or any other Subsidiary (provided that Borrower has complied with Section 5.11 with respect to each such Subsidiary) acquired in connection with the consummation of Permitted Acquisitions, (ii) proceeds of issuances of Equity Interests to the extent such issuances are permitted under this Agreement, (iii) proceeds of Restricted Payments received from Subsidiaries and permitted under this Agreement, so long as the proceeds of any such Restricted Payment are used substantially concurrently by Parent for such permitted purpose or (iv) its rights under the Convertible Bond Hedge Documents) or engage itself in any operations or business, except in connection with its ownership of

Borrower, its rights and obligations under the Loan Documents, its rights and obligations under each of the Senior Notes Documents, the Convertible Bond Hedge Documents and the Warrant Transaction Documents, and its operations as a holding company to the extent such operations are expressly permitted to be engaged in by Parent under this Agreement.
(e)Article 8 of the Credit Agreement is hereby amended to (1) delete the "or" at the end of Section 8.10 thereof, (2) delete the period at the end of Section 8.11 thereof and insert "; or" in its place, and (3) insert a new Section 8.12 therein immediately following Section 8.11 thereof as follows:

8.12.    Senior Notes Debt; Convertible Bond Hedge Transactions; Warrant Transactions.
(a)    If at any time the difference between (i) the sum of (1) Liquidity plus (2) Parent's unrestricted cash and Cash Equivalents minus (ii) the aggregate amount of all outstanding obligations of Parent then due and payable in cash by Parent in respect of the Senior Notes Debt and the Senior Notes Documents fails to equal at least $20,000,000;
(b)    If at any time the difference between (i) the sum of (1) Liquidity plus (2) Parent's unrestricted cash and Cash Equivalents minus (ii) the aggregate amount of all outstanding obligations of Parent then due and payable in cash in respect of the Convertible Bond Hedge Transactions and the Convertible Bond Hedge Documents (including, in each case, outstanding obligations of Parent then due and payable in cash in respect of a termination thereof) fails to equal at least $20,000,000; or
(c)    If at any time the difference between (i) the sum of (1) Liquidity plus (2) Parent's unrestricted cash and Cash Equivalents minus (ii) the aggregate amount of all outstanding obligations of Parent then due and payable in cash in respect of the Warrant Transactions and the Warrant Transaction Documents (including, in each case, outstanding obligations of Parent then due and payable in cash in respect of a termination thereof) fails to equal at least $20,000,000.
(f)Schedule 1.1 of the Credit Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order:

"Convertible Bond Hedge Documents" means one or more convertible bond hedge confirmation agreements by and between Parent and the option counterparties party thereto and dated on or about the date or dates of issuance of the Senior Note Debt, and all other agreements, instruments and documents relating thereto.
"Convertible Bond Hedge Transactions" means the transactions evidenced by the Convertible Note Hedge Documents.
"Indenture" means that certain Indenture dated on or before December 19, 2014 by and between Senior Notes Trustee and the Parent.
"Senior Notes" means the convertible senior notes issued pursuant to the Senior Notes Documents and evidencing the Senior Notes Debt.
"Senior Notes Debt" means the convertible Indebtedness issued on or before December 19, 2014 pursuant to the Indenture in an original principal amount of up to

$125,000,000 and an additional principal amount of up to $18,750,000 issued on or before January 18, 2015 pursuant to the exercise of an option granted to the note purchasers identified in the Senior Notes Documents, in each case issued by Parent and evidenced by the Senior Notes Documents.
"Senior Notes Documents" means the Indenture and all other agreements, instruments and documents relating thereto.
"Senior Notes Trustee" means Wilmington Trust, National Association.
"Third Amendment" means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Closing Date among the Borrower, Agent, and the Lenders party thereto.
"Third Amendment Closing Date" means December 3, 2014.
"Warrant Transaction Documents" means one or more warrant transaction confirmation agreements by and between Parent and the option counterparties party thereto and dated on or about the date or dates of issuance of the Senior Note Debt, and all other agreements, instruments and documents relating thereto.
"Warrant Transactions" means the transactions evidenced by the Warrant Transaction Documents.
(g)The definition of "Permitted Indebtedness" set forth in Schedule 1.1 of the Credit Agreement is hereby amended to (1) delete the "and" at the end of clause (u) thereof, (2) redesignate clause (v) thereof as clause (w), and (3) insert a new clause (v) therein immediately following clause (u) thereof as follows:

(v)    Indebtedness of Parent consisting of each of the Senior Notes Debt, the Convertible Bond Hedge Transactions and the Warrant Transactions; and
(h)The definition of "Permitted Investments" set forth in Schedule 1.1 of the Credit Agreement is hereby amended to (1) redesignate clause (q) thereof as clause (r) and (2) insert a new clause (q) therein immediately following clause (p) thereof as follows:

(q)    Investments of Parent resulting from entering into the Convertible Bond Hedge Documents; and
(i)Schedule P-2 of the Credit Agreement is hereby amended to replace the reference to "clause (v)" with a reference to "clause (w)".

(j)Schedule 4.14 of the Credit Agreement is hereby amended to replace the reference in clause (b) to "clause (v)" with a reference to "clause (w)".

3.Continuing Effect. Except as expressly set forth in Section 2 of this Third Amendment, nothing in this Third Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4.Reaffirmation and Confirmation; Additional Covenant.

(a)Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Third Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

(b)The Borrower hereby agrees to deliver complete copies of the Senior Notes Documents (which shall be in form and substance satisfactory to the Agent and shall include all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all written amendments thereto, written waivers relating thereto and other side letters or written agreements affecting the terms thereof to the Agent within five (5) business days after the effective date of such Senior Notes Documents. The Borrower acknowledges that each Senior Notes Document will constitute a valid and binding obligation of the Parent and each other Loan Party party to the Senior Notes Documents and further agrees that none of the execution, delivery or performance of the Senior Notes Documents will (a) conflict with or result in a breach of any of the provisions of; (b) constitute a default under; (c) result in the violation of; (d) give any third party the right to terminate, modify, cancel or to accelerate any obligations under; or (e) require any authorization, consent, approval, execution or other action by a notice to any governmental authority under any material agreement to which the Borrower, the Parent, or any Loan Party is bound or affected, the Borrower's, the Parent's, or any Loan Party's respective organizational documents or any statute regulation, rule, judgment, governmental order, decree or other restriction of any governmental authority to which the Borrower, the Parent, or any Loan Party is subject. Any failure of the Borrower to satisfy the requirements set forth in this Section 4(b) within the time period specified herein shall constitute an immediate Event of Default under the Credit Agreement.

5.Conditions to Effectiveness. This Third Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

(a)Agent shall have received a copy of this Third Amendment executed and delivered by Agent, Required Lenders and Borrower;

(b)Agent shall have received such documents, agreements and instruments as may be reasonably required by Agent in connection with this Third Amendment, each in form and substance reasonably satisfactory to Agent;

(c)Agent shall have received a certified calculation (1) demonstrating in reasonable detail that Parent had a Fixed Charge Coverage Ratio of not less than 1.50:1.00 as of the four fiscal quarter period most recently ended prior to the date hereof calculated on a pro forma basis after giving effect to the incurrence of the Senior Notes Debt and (2) demonstrating in reasonable detail that Parent will have a Fixed Charge Coverage Ratio of not less than 1.50:1.00 for each of the four fiscal quarter periods ending during the one year period following the incurrence of the Senior Notes Debt (giving effect to the incurrence of such Senior Notes Debt), each such calculation to be reasonably acceptable to Agent; and

(d)no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Third Amendment.

6.Representations and Warranties. In order to induce Agent and Lenders to enter into this Third Amendment, Borrower hereby represents and warrants to Agent and Lenders that:

(a)after giving effect to this Third Amendment, all representations and warranties contained in the Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Third Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b)no Default or Event of Default has occurred and is continuing; and

(c)this Third Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

7.Miscellaneous.

(a)Expenses. Borrower agrees to pay on demand all reasonable documented out-of-pocket costs and expenses of Agent (including reasonable documented attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Third Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Third Amendment and the Credit Agreement as amended hereby.

(b)Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c)Counterparts. This Third Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Third Amendment.

8.Release.

(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and Parent, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, Parent, or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Third Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)Each of Borrower and Parent understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)Each of Borrower and Parent agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

PROS, INC., a Delaware corporation By: /s/ Andres Reiner Title: President and CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and sole Lender By: /s/ Nichol Shuart Title: Director

CONSENT AND REAFFIRMATION
The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to Borrower's execution and delivery thereof; (iii) agrees to be bound by the terms of the Third Amendment, including Section 8 thereof; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Document to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Agent and Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned's acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of such Third Amendment.

PROS HOLDINGS, INC., a Delaware corporation
By: /s/ Andres Reiner
Title: President and CEO